[LOGO OMITTED]

FOR IMMEDIATE RELEASE


            U.S. ENERGY SYSTEMS ANNOUNCES SECOND QUARTER 2003 RESULTS


White Plains, NY, August 20, 2003 - U.S. Energy Systems, Inc. (Nasdaq: USEY), a provider of customer-focused energy solutions, announced financial results for the second quarter ended June 30, 2003.

Financial Results

Consolidated revenues totaled $10,657,000 for the second quarter ended June 30, 2003, a decrease of 1.1% when compared with the prior year period in 2002. Consolidated revenues were essentially flat as increases in revenues from core operations were largely offset by revenue reduction due to the sale of USE Enviro in the second quarter of 2002. Total revenues increased by 9% in the six months ended June 30, 2003 from the six months ended June 2002, mainly due to increased sales at U.S. Energy Biogas and USE Canada. Consolidated net income rose to $1,699,000 in the second quarter ended 2003, as compared with net income of $488,000 in the prior year period. This increase in net income was largely due to a gain from the sale of the Company's interest in US Energy Geothermal LLC ("Geothermal LLC") in the current reporting period. Earnings per fully diluted share were $0.10 in the second quarter 2003, compared with earnings per fully diluted share of $0.03 in the prior year period.

At the end of the second quarter 2003, the Company sold its 95% membership interest in Geothermal LLC to a subsidiary of Ormat Nevada, Inc. for cash consideration of approximately $1 million. The transaction resulted in an after tax gain of $1,419,000 in the second quarter of 2003. As part of the sale agreement, the Company has been indemnified by the purchaser and Ormat Nevada, Inc. of certain liabilities up to the amount of the purchase price, including liabilities related to the pending lawsuit brought against Geothermal LLC in 2002. Ormat Nevada, Inc. is part of the Ormat Group of Companies, a power technology firm in the area of distributed generation using locally available energy sources, including geothermal energy. The sale of Geothermal LLC is consistent with the Company's previously announced strategy to divest non-strategic operations.

Earnings generated from core operations (which include US Energy Biogas Corp., USE Canada Energy Corp., and Scandinavian Energy Finance, Ltd.) were $491,000 in the second quarter ended June 30, 2003, as compared with $662,000 in the prior year period. The decrease was primarily a result of maintenance work at US Energy Biogas Corp. and a provision against the income contribution from the Company's investment in Scandinavian Energy Finance, Ltd., attributable to uncertainty relating to the introduction of new tariffs by the Swedish operating company.


Strategic Alternatives

The Company recently announced a plan that may include the sale of one or both of its two principal subsidiaries, Biogas and USE Canada (subject to certain conditions as filed in its proxy statement dated August 7, 2003, (the "Plan")). If such Plan is approved by the Company's stockholders, and if the aforementioned sale is consummated pursuant to the Plan, the Company's financial position is expected to improve from cash proceeds received from the potential sale of assets and reduced overhead cost on a going forward basis. Subject to stockholder approval, the Company plans to effect a transaction under the Plan before the end of 2003.

Goran Mornhed, President and Chief Executive Officer of U.S. Energy, stated, "While we have improved the efficiency and profitability of US Energy Biogas and USE Canada during the past two years, the relatively high level of debt at our largest subsidiary, Biogas, has limited its profitability and its ability to pay dividends to us and our partners. We believe that we have a unique opportunity to recapitalize our balance sheet, reduce debt and monetize the value in our current asset base. Most importantly, the Plan, if consummated, would provide us with renewed financial flexibility and an opportunity to enhance shareholder value going forward. Therefore, our board of directors has unanimously recommended that our stockholders vote in favor of the Plan. We urge stockholders to read the proxy statement that has been distributed in connection with our annual stockholders meeting, currently scheduled for September 9th in White Plains, New York."

                               ~Tables To Follow~

About U.S. Energy Systems, Inc.
U.S. Energy Systems, Inc., based in White Plains, NY, is a customer-focused provider of energy outsourcing services for large retail customers, including industrial, commercial and institutional end users. USEY owns, operates and/or financed 35 energy projects in North America and Western Europe, totaling the equivalent of 264 megawatts and using combined heat and power (CHP) technology and renewable fuels. U.S. Energy Systems has formed a number of strategic business partnerships with leading companies, including Cinergy Solutions, a subsidiary of Cinergy Corp. (NYSE: CIN), which is a strategic investor and joint venture partner, and Arthur J. Gallagher & Co. (NYSE: AJG), an international insurance brokerage company (www.usenergysystems.com).


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For more information contact:
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Investor Relations Department
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U.S. Energy Systems, Inc.
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One North Lexington Ave
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White Plains, New York 10601
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914-993-6443
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Info@usenergysystems.com
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

Certain matters discussed in this press release are forward-looking statements, and certain important factors may affect the Company's actual results and could cause actual results to differ materially from any forward-looking statements made in this release, or which are otherwise made by or on behalf of the Company. Such factors include, but are not limited to, changes in market conditions, the inability to commence planned projects in a timely manner, the impact of competition, the ability to complete acquisitions, risks associated with acquisitions, as well as other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including U.S. Energy's Annual Report on Form 10-KSB for the year ended December 31, 2002 and the Company's Proxy Statement for its Annual Meeting of Stockholders filed on August 7, 2003. We do not undertake to update any of the information set forth in this press release.

                                       ###

                   U.S. Energy Systems, Inc. And Subsidiaries
                      Consolidated Statements Of Operations
                    (in Thousands, except Earning per Share)

                                                                    Three Months Ended                  Six Months Ended
                                                              -------------------------------    --------------------------------
                                                                  June 30,         June 30,          June 30,         June 30,
                                                                    2003             2002              2003             2002
                                                                (Unaudited)      (Unaudited)       (Unaudited)       (Unaudited)
                                                              -------------    --------------    --------------     -------------

Revenues......................................................     $10,657           $10,772           $22,506           $20,652
                                                                 ----------    --------------    --------------     -------------
Costs and Expenses:
     Operating Expenses.......................................       6,271             5,395            12,600            11,498
     Operating ,general and administrative expenses-non                  -                 -                 -            10,234
     recurring
     General and administrative expenses......................       1,406             1,991             2,925             3,713
     Depreciation and Amortization............................       1,133             1,307             2,277             2,625
     Loss (gain) from Joint Ventures..........................           -               (60)                -               (75)
                                                                 ----------    --------------    --------------     -------------
Total Costs and Expenses......................................       8,810             8,633            17,802            27,995
                                                              -------------    --------------    --------------     -------------
Income (Loss) From Operations.................................       1,847             2,139             4,704            (7,343)

Interest Income...............................................         298               455               635               850
Interest Expense..............................................      (2,196)           (2,102)           (4,377)           (4,373)
Dividend Income...............................................                            41                20                41
Minority                                                              (287)             (405)             (782)             (388)
Interest......................................................
                                                              -------------    --------------    --------------     -------------

Income (loss) before Taxes...................................         (338)              128               200           (11,213)
Income Tax Benefit...........................................          618               190             1,152             5,255
                                                              -------------    --------------    --------------     -------------
Income  Before Cumulative Effect of Accounting Changes.......
                                                                       280               318             1,352            (5,958)
Gain on disposal of subsidiary  (net of income tax of $887
in 2003 and, $113 in 2002)                                           1,419               170             1,419               170
Cumulative effect of Accounting change on years prior to
   2002
   (Net of Income Tax Benefit of $546).......................            -                 -                                (754)
                                                              -------------    --------------    --------------     -------------

Net Income (Loss)............................................        1,699               488             2,771            (6,542)

Dividends on Preferred Stock.................................         (209)             (211)             (419)             (416)
                                                              -------------    --------------    --------------     -------------
Income (Loss) applicable to common stock.....................       $1,490              $277            $2,352           $(6,958)
                                                              =============    ==============    ==============     =============
Income (Loss) per share of common stock:
     Income (Loss) per Share of Common Stock - Basic.........        $0.12             $0.02             $0.20            $(0.57)
                                                              =============    ==============    ==============     =============
     Income (Loss) per Share of Common Stock - Diluted.......        $0.10             $0.03             $0.16            $(0.57)
                                                              =============    ==============    ==============     =============

  Weighted Average Number of Common Stock Outstanding - Basic       11,950            12,202            11,950            12,203
  Weighted Average Number of Common Stock Outstanding - Diluted     17,115            17,617            17,115            12,203
                                                              =============    ==============    ==============     =============
Other Comprehensive Income (Loss), Net of Tax
     Net  Income (Loss).....................................        $1,699              $488            $2,771          $(6,542)
     Foreign Currency Translation Adjustment................         2,295               (37)            2,210               (8)
                                                              -------------    --------------    --------------     -------------

Total Comprehensive  Income (Loss)..........................        $3,994              $451            $4,981          $(6,550)
                                                              =============    ==============    ==============     =============

The following table presents a reconciliation of the non-GAAP financial information included in our press release with certain financial information included in our quarterly report on Form 10-Q for the period ended June 30, 2003. (Amounts In Thousands).


                                                                             Three Months Ended JUNE 30, 2003
                                                                 ----------------------------------------------------------
                                                                      Core Operations           Corporate     Consolidated
                                                                        (Unaudited)             Unaudited      (Unaudited)
                                                                 --------------------- ------------------- ----------------

Revenues............................................................          $10,010                $647         $ 10,657
                                                                 --------------------- ------------------- ----------------
Costs and Expenses:
     Operating Expenses.............................................            6,059                 212            6,271
     General and administrative expenses............................              822                 584            1,406
     Depreciation and Amortization..................................            1,054                  79            1,133
     Loss (gain) from Joint Ventures................................                -                   -                -
                                                                 --------------------- ------------------- ----------------
Total Costs and Expenses............................................            7,935                 875            8,810
                                                                 --------------------- ------------------- ----------------

Income (Loss) From Operations.......................................            2,075                (228)           1,847
Interest Income.....................................................              466                (168)             298
Interest Expense....................................................           (2,362)                166           (2,196)
Dividend Income.....................................................                -                   -                -
Minority                                                                         (264)                (23)            (287)
Interest............................................................
                                                                 --------------------- ------------------- ----------------

Income (loss) before Taxes..........................................              (85)               (253)            (338)
Income Tax Benefit..................................................              576                  42              618
NET Income  (loss)..................................................
                                                                                $ 491               $(211)           $ 280
                                                                 ===================== =================== ================




                                                                             Three Months Ended JUNE 30, 2002
                                                                 ----------------------------------------------------------
                                                                      Core Operations           Corporate     Consolidated
                                                                          (Unaudited)         (Unaudited)      (Unaudited)
                                                                 --------------------- ------------------- ----------------

Revenues............................................................           $9,018              $1,754          $10,772
                                                                 --------------------- ------------------- ----------------
Costs and Expenses:
     Operating Expenses.............................................            4,511                 884            5,395
     General and administrative expenses............................            1,065                 926            1,991
     Depreciation and Amortization..................................            1,122                 185            1,307
     Loss (gain) from Joint Ventures................................                -                 (60)             (60)
                                                                 --------------------- ------------------- ----------------
Total Costs and Expenses............................................            6,698               1,935            8,633
                                                                 --------------------- ------------------- ----------------

Income (Loss) From Operations.......................................            2,320                (181)           2,139

Interest Income.....................................................              455                   -              455
Interest Expense....................................................           (2,170)                 68          (2,102)
Dividend Income.....................................................                -                  41               41
Minority                                                                         (405)                  -             (405)
Interest............................................................
                                                                 --------------------- ------------------- ----------------

Income (loss) before Taxes..........................................              200                 (72)             128
Income Tax Benefit..................................................              462                (272)             190
                                                                 --------------------- ------------------- ----------------
NET Income  (loss)..................................................
                                                                                $ 662              $ (344)           $ 318
                                                                 ===================== =================== ================